Exhibit 10.2

AMENDMENT NO. 2 TO LEASE AGREEMENT (N475HA)

This Amendment No. 2 to Lease Agreement N475HA (this “Amendment”), is entered into as of September 30, 2004, between (1) Wells Fargo Bank Northwest, National Association, a national banking association (“WFBN”), not in its individual capacity (except as expressly provided herein) but solely as Owner Trustee (“Lessor”), and (2) Hawaiian Airlines, Inc. (“Lessee”), a Hawaii corporation, acting by and through Joshua Gotbaum, as Chapter 11 Trustee for the Lessee (the “Trustee”), and consented and agreed to by BCC Equipment Leasing Corporation (formerly MDFC Equipment Leasing Corporation), a Delaware corporation (“Owner Participant”).

RECITALS

A.            Lessor and Lessee have heretofore entered into that (i) certain Lease Agreement N475HA, dated as of February 28, 2001, as supplemented by that certain Lease N475HA Supplement No. 1, dated February 28, 2001, which were both recorded with the Federal Aviation Administration as one document on March 22, 2001, and assigned Conveyance Number Q67231 (together, the “Lease”), and (ii) that certain Amendment No. 1 to Lease Agreement, dated as of September 30, 2004 (the “First Amendment”), which was recorded with the Federal Aviation Administration on October 27, 2004, and assigned Conveyance Number NN028152, pursuant to which Lessor has leased to Lessee one Boeing Model 717-200 aircraft bearing manufacturer’s serial number 55121 and US Registration Number N475HA, together with two Rolls-Royce Deutschland Ltd & Co KG Model BR 700-715 A1-30 engines installed thereon bearing manufacturer’s serial numbers 13218 and 13219, respectively.  Lessor and Lessee, together with “Owner Participant, have also heretofore entered into that certain Participation Agreement, dated as of February 28, 2001 (the “Participation Agreement”), relating to the Lease and the described aircraft; and Owner Participant and Lessee have also heretofore entered into that certain Tax Indemnity Agreement, dated as of February 28, 2001 (the “Tax Indemnity Agreement”), relating to the Lease and the described aircraft.

B.            On March 21, 2003, Lessee commenced a bankruptcy case, Bankruptcy Case No. 03-00817, in the United States Bankruptcy Court for the District of Hawaii (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Pending Case”).

C.            In connection with the Pending Case, Lessor and Lessee entered into the First Amendment and wish to make certain technical corrections to the Lease as amended.

1.             DEFINITIONS AND CONSTRUCTION

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Lease and, unless otherwise specifically noted, reference to “Sections” herein shall be construed to refer to Sections of the Lease.  The rules or usage and construction set forth in the “General Provisions” of Part 1 of Annex A to the Lease shall also apply to this Amendment (including the capitalized terms defined herein), and this Amendment shall be a Lessee Operative Agreement.

2.                                      AMENDMENT

(a)           All references contained in Section 3.2.1(a) of the Lease and Section 2(c) of the First Amendment to the caption that describes the rent as “Rent Allocable for Period From and Including Last Preceding Payment Date Through and Excluding Specified Date” shall be changed to “Rent Allocable to Period.”

(b)           The reference in the fourth paragraph of the new Section F.2 (Adjustment of Maintenance Reserves) of Appendix B to the date “November 15, 2004” shall be changed to “March 15, 2005”.

3              LEASE ASSUMED, RATIFIED AND CONFIRMED

On and after the Effective Date of this Amendment, (i) each reference in the Lease to “this Lease”, “hereunder”, “hereof”, or words of like import referring to the Lease shall be deemed to mean, and be a reference to, the Lease as amended by this Amendment, (ii) the Lease, as amended hereby, shall be deemed to be ratified and confirmed in all respects and in full force and effect, and (iii) the Lease shall be deemed to be, and shall be assumed for all purposes by Lessee.

4.             MISCELLANEOUS

(a)           No provision of this Amendment may be modified, amended or supplemented, or waived, released or discharged, except in a writing signed by Lessor and Lessee and specifying the provision intended to be modified, amended, supplemented, waived, released or discharged.

(b)           All notices, requests, demands, authorizations, directions, consents, waivers and other communications relating to this Amendment shall be made, given, furnished, or filed, and shall become effective, in the manner prescribed in § 14.7 of the Participation Agreement.

(c)           If any provision of this Amendment shall be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction because it conflicts with any other provision hereof or any constitution or statute or rule or public policy, or for any other reason, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance or in any other jurisdiction or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatever.  The parties agree that they shall promptly replace any invalid, inoperative or unenforceable provision with a valid, operative and enforceable provision.

(d)           The headings of the sections and clauses of this Amendment are inserted for convenience only and shall not affect the interpretation hereof.

(e)           This Amendment shall be binding upon, and shall inure to the benefit of and shall be enforceable by, the parties hereto and their respective permitted successors and assigns; and for purposes of determining permitted successors and assigns, the terms of the Participation Agreement, the Lease and the other Operative Agreements shall govern and control.

(f)            The failure of any party hereto to exercise any right, power, or remedy provided under this Amendment or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power, or remedy or to demand such compliance.

(g)           This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Delivery of an executed signature page of this Amendment by facsimile or e-mail shall be as effective as delivery of a manually executed signature page of this Amendment.  Any party hereto delivering an executed counterpart of this Amendment by facsimile shall also deliver an originally executed counterpart but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect hereof.

(h)           This Amendment shall be solely for the benefit of the parties hereto and the Owner Participant, and no other person or entity shall be a third-party beneficiary hereof.

(i)            The specific terms of the Lease that are amended and supplemented by this Amendment, shall be subject to the confidentiality restrictions set forth in § 8 of the Participation Agreement.

(j)            This Amendment shall in all respects be governed by, and construed in accordance with, the internal laws of the State of New York, United States of America (without regard to any conflict of laws rule that might result in the application of the laws of any other jurisdiction), including all matters of construction, validity and performance.

(k)           For purposes of the last sentence of § 17.7(g) of the Lease, this Amendment, and the terms and provisions hereof, shall constitute an amendment, supplement and modification to the Operative Agreements.

(l)            Lessee shall cause this Amendment, so far as required or permitted by applicable law or regulation, to be kept, filed, registered and recorded at all times in accordance with § 7.1.3 of the Participation Agreement and the other applicable provisions of the Operative Agreements.

(m)          This Amendment constitutes, on and as of the date hereof, the full and entire understanding and agreement among the parties hereto with regard to the subject matter hereof, and supersedes all prior or contemporaneous understandings and agreements, whether written or oral, between or among any of the parties hereto with respect to the subject matter hereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers or representatives as of the date first written above.

WELLS FARGO BANK NORTHWEST,
NATIONAL ASSOCIATION, not in its individual
capacity but solely as Owner Trustee, as Lessor

By:	/s/ Nancy M. Dahl

Title:

HAWAIIAN AIRLINES, INC., as Lessee

By:	/s/ Joshua Gotbaum

Title:	Trustee

CONSENTED AND AGREED TO BY

BCC EQUIPMENT LEASING CORPORATION,
as Owner Participant

By:	/s/ Scott Scherer

Title: